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                                                               EXHIBIT 10(hh)(1)

                                   ARKLA, INC.

                    DEFERRED COMPENSATION PLAN FOR DIRECTORS


         Arkla, Inc. (herein "Arkla" or "the Company"), a Delaware corporation, hereby establishes the following Arkla, Inc. Deferred Compensation Plan for Directors (the "Plan").

         1. Purpose. Each member of the Board of Directors of Arkla, or of any successor company, and of Advisory Board(s) of divisions of the Company (herein collectively referred to as "Director"), is entitled to receive compensation for services rendered as a member of such Board of Directors or Advisory Board (the "Boards"), and for attendance at the meetings of the Boards and the meetings of certain committees thereof of which the Director is a member. It is the purpose of this Plan to provide an alternate method of compensation for Directors in order to enhance the ability of the Company to retain and to attract persons of experience, ability, industry, loyalty and inventiveness to serve on their respective Boards.

         2. Adoption of Plan. Arkla hereby adopts this Plan in the establishment thereof. The Executive Compensation Committee of the Board of Directors of the Company ("the Committee") shall administer the plan, and to the extent necessary, make all determinations thereunder.

         3. Participation. Any Director of Arkla or Advisory Director of any of its divisions who is entitled to receive compensation as a Director, may elect to have all or any part of the compensation otherwise payable to such Director deferred ("Deferred Compensation") and paid at the time and in the manner prescribed in Paragraph 5 below. Such election shall be made by notice in writing delivered to the Secretary of the Company substantially in the form attached hereto as Exhibit A and shall be applicable only with respect to compensation for services rendered subsequent to the date of delivery of such written notice. The election shall operate as a

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deferral only with respect to compensation directly related to a participating
Director's membership on one or more of the Boards and attendance at meetings of such Board(s) or Committee(s) thereof, and shall have no application with respect to compensation earned in any other capacity. The election may be revoked or modified as to subsequent periods of service by filing with the Secretary a new election to be effective with respect to compensation otherwise payable for services rendered on or after the first day of the month following the month in which such election is delivered, or such later date as is specified herein.

         4. Deferred Compensation Account.

                  (a) Establishment of Account. The Company shall establish a Deferred Compensation Account for each participating Director which shall be credited with an amount equal to the amount of the Deferred Compensation as of the date on which such Deferred Compensation would have been paid to each such participating Director if such amount had not been deferred.

                  (b) Ownership and Control of Amounts Credited to Deferred Compensation Account. The Company shall exercise sole control over each Deferred Compensation Account established and maintained for each participating Director. All sums credited thereto and any assets represented by such credits shall at all times remain the unrestricted property of the Company, subject to the claims of its general creditors, and shall at all times be available for use by the Company for whatever purpose it desires.

                  (c) Increase to Account. The Company shall credit each Deferred Compensation Account established and maintained for each participating Director with an amount determined by multiplying the account balance by the greater of:


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                           (i) the prime commercial lending rate of interest
         established from time to time by Morgan Guaranty Trust Company of New York;

                           (ii) the weighted-average rate of interest applicable to the Company's consolidated long-term debt obligations outstanding as of December 31 of the year preceding that for which the Account is to be credited (long-term debt obligations are defined for purposes of this agreement as those obligations with a maturity date of one year or more from December 31 of the year for which the determination is made); or

                           (iii) seven percent.

              The amounts determined pursuant to this paragraph shall be calculated on a daily basis and shall be accumulated (but not credited to the account) for each quarter and then, at the end of each quarter, the account shall be credited with the amount so accumulated for the quarter.

                  (d) Charges Against Account. The Company shall charge each Deferred Compensation Account established and maintained for each participating Director with the amount actually distributed from such account to the participating Director or his or her Beneficiaries pursuant to Paragraphs 5 or 6 of this Agreement.

              5. Payment of Benefits.

                  (a) Deferred Payments to Participating Director. At the time of a Director's initial election to participate in the Plan, and each time a new deferral election is made, the Director shall also make an election with respect to the distribution of amounts deferred under such election plus the amounts accumulated in the account. A participating Director may elect to receive the amounts subject to each separate election in one payment or in a series of installments, payable quarterly, semi-annually or annually, as the Director shall elect over a period not to exceed 10 years. The first installment (or the single payment if the Director has so


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elected) shall be paid on the date such participating Director shall have designated in the applicable election form. Subsequent installments shall be paid on the first day of each succeeding period specified in the election until the entire amount credited to the participating Director's Deferred Compensation Account pursuant to such election shall have been paid. Amounts held pending distribution pursuant to this Paragraph 5 shall continue to be credited with increases thereto pursuant to the provisions of Paragraph 4(c).

                  (b) Effect of Participating Director Ceasing to be Director. Any Deferred Compensation attributable to services rendered prior to the date a participating Director ceases to be a Director shall continue to be deferred, and shall be distributed in accordance with the election made by such Director. Amounts held pending distribution pursuant to such election shall continue to be credited with increases there to pursuant to the provisions of Paragraph 4(c).

                  (c) Nature and Source of Payments. The amounts credited by the Company to the Deferred Compensation Accounts pursuant to Paragraph 4 hereof are compensation for services, and the benefits provided under the Plan with respect to such amounts shall constitute a liability of the Company to the participating Directors in accordance with the terms hereof. Such payments shall be made from the general funds of the Company. No special or separate fund need be established, nor other segregation of assets made, to assure the payment of such benefits, and no participating Director shall have any interest in any particular asset of the Company by virtue of the existence of a credit balance in any of such participating Director's Deferred Compensation Account(s).

         6. Early Distributions with a Five Percent (5%) Penalty. If a participating Director establishes to the satisfaction of the Committee the existence of an emergency condition in his personal financial affairs, the Committee may, in its discretion, authorize the payment to such


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participating Director of an amount not to exceed the balance of the Deferred
Compensation Account, provided that such participating Director shall forfeit and have deducted therefrom an amount equal to five percent (5%) of the payment authorized. A participating Director shall have no right to any such early distribution, and the Committee shall have the sole power and discretion to authorize or refuse any such early distribution as it may from time to time see fit. Nor shall any exercise by the Committee of such discretion to authorize such early distribution from time to time constitute a waiver of the right to refuse such early distribution at some later time, or otherwise be construed as providing any participating Director with the right to demand any such early distribution.

         7. Non-Alienation of Benefits. No benefit which shall be payable under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so alienate or encumber any such benefit shall be void. No such benefit shall be subject to any debt, contract, liability, engagement, or tort of the person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process.

         8. Amendment or Termination of the Plan. The Board of Directors of Arkla, Inc. may terminate the Plan at any time and may amend or modify the terms of the Plan at any time and from time to time; provided, however, that the amendment or termination of the Plan shall in no way affect the rights of participating Directors or their designated beneficiaries or estates to the receipt of payments or benefits to the extent of the aggregate amount credited to the Deferred Compensation Account of each participating Director at the time of such amendment or termination plus amounts credited thereafter to such account pursuant to Subparagraph (c) of Paragraph 4 hereof.


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         IN WITNESS WHEREOF, the Company has adopted these presents as evidenced by the signatures affixed hereto of its duly authorized officers, in a number of copies, all of which shall constitute one and the same instrument, this 10th day of November, 1988.

                                       ARKLA, INC.

                                       By:  /s/ THOMAS F. MCLARTY, III
                                            -----------------------------
                                            Thomas F. McLarty, III
                                            Chairman of the Board & Chief
                                            Executive Officer
ATTEST:


/s/ B. D. KLINE
---------------------------------
B. D. Kline, Secretary


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